EXHIBIT 5.1.4

SUTTON LAW CENTER, P.C. LETTERHEAD
699 Sierra Rose Drive, Suite B, Reno, NV 89511
Tel:  (775) 824-0300 // Fax:  (775) 824-0105

June 3, 2002

VIA FED-EX

The Board of Directors
AI Software Inc.
1030 West Georgia Street, #1208
Vancouver, BC
V6E 2Y3

Re: Registration Statement on Form SB-2 (Registration No. 333-69176,
       filed on September 10, 2001, amended and re-filed on November 29, 2001,
       March 5, 2002, April 26, 2002 and as amended and to be re-filed June 3, 2002

Ladies and Gentlemen:

We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the sale by AI Software Inc., a Nevada corporation (the "Company"), of an aggregate of 2,000,000 shares of the Company's common stock, par value $0.00001 per share (the "Common Stock" or the "Shares") (the "Offering").

This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (23) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form SB-2, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on September 10, 2001 (together with all exhibits thereto, the "Registration Statement"), (ii) the first amended Registration Statement filed on November 29, 2001 (the "First Amended Registration Statement"), (iii) the second amended Registration Statement re-filed on March 5, 2002 (the "Second Amended Registration Statement"), (iv) the third amended Registration Statement re-filed on April 26, 2002 (the "Third Amended Registration Statement"), (v) the fourth amended Registration Statement to be re-filed on June 3, 2002 (the "Fourth Amended Registration Statement") (vi) the Charter of the Company, as amended, (vii) the Articles of Incorporation of the Company in effect as of the date hereof (viii) the Bylaws of the Company in effect as of the date hereof, (ix) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the filing of the Registration Statement, adopted at a meeting on August 4, 2001, and (x) a specimen of the certificates representing the Shares. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In rendering this opinion, we have relied upon our review of documentation representing the transactions involving the transfer of the shares and certain other applicable documents pertaining to the status of the Company and its common stock that were furnished to us by the Company. We have also received oral representations made by certain officers and affiliates of the Company.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Members of our firm working with respect to the Company are admitted to the practice of law in the State of Nevada and the State of California and to practice federal law of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company in the Offering, described in the Registration Statement, the First Amended Registration Statement, the Second Amended Registration Statement, the Third Amended Registration Statement and the Fourth Amended Registration Statement, have been duly and validly authorized for issuance, and, upon issuance and delivery of the Shares, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1.4 to Form SB-2, and its incorporation by reference as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above.

Very truly yours,

/s/ Sutton Law Center

SUTTON LAW CENTER